Exhibit 10.2

Seawell Limited

14-Par-laVille Road

Hamilton HMGX

Bermuda

Registration no. 40612

CONFIDENTIAL

June 23, 2010

Allis-Chalmers Energy Inc.
Attn.:	Mr. Munawar H. Hidayatallah
Chairman and Chief Executive Officer
5075 Westheimer, Suite 890
Houston, Texas 77056

Re: Confidentiality Agreement

Ladies and Gentlemen:

As we have discussed, Allis-Chalmers Energy Inc., a Delaware corporation (“Allis-Chalmers,” which term shall, for purposes of this letter agreement (“Agreement”), include its subsidiaries), and Seawell Limited, a Bermuda company (“Parent,” which term shall, for purposes of this Agreement, include its subsidiaries) (each a “Party” and collectively, the “Parties”), are considering entering into discussions in order to evaluate a possible strategic transaction between the Parties (the “Potential Transaction”). For the purposes of the evaluation of the Potential Transaction, each Party may disclose and deliver to the other Party certain information regarding its properties, employees, finances, businesses, operations, assets, prospects and financial affairs (each Party furnishing such information being hereinafter referred to, with respect to such information, as the “Disclosing Party,” and each Party receiving such information being hereinafter referred to, with respect to such information, as the “Receiving Party”). All such information furnished by a Disclosing Party or its Representatives (as defined below) after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, is referred to in this Agreement as “Proprietary Information.” The term Proprietary Information shall include, without limitation, all data, reports, interpretations, forecasts, records, analyses, compilations, summaries or other information containing or otherwise reflecting information concerning a Disclosing Party, its respective affiliates and subsidiaries, whether prepared by the Receiving Party or others, and any summaries or other documents created by the Receiving Party or others which refer to, relate to, discuss, constitute, or embody all or any portion of the Proprietary Information provided to the Receiving Party by the Disclosing Party (collectively, “Evaluation Material”). The term Proprietary Information shall not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives in breach of this Agreement, (b) was or becomes available to the Receiving Party on a nonconfidential basis prior to or after its disclosure by the Disclosing Party or its Representatives from a person, other than the Disclosing Party or its Representatives, who is not known by the Receiving Party or any of its Representatives, after reasonable investigation, to be bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or otherwise under an obligation to the Disclosing Party or any of its Representatives to keep such information confidential or (c) is developed independently by the Receiving Party or any of its Representatives without use of or reference to Proprietary Information and without violating any of the provisions of this Agreement.

Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by a Disclosing Party, each Party agrees (a) except as required by law, rule, applicable regulation, stock exchange rule or disclosure requirement of the Securities and Exchange Commission (collectively, “Law”), to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than directors, officers and employees and those attorneys, accountants, financial advisors, consultants or other agents or advisors who are not officers or employees (such persons being referred to herein as “Representatives”) of the Receiving Party, who need to know the Proprietary Information for purposes of evaluating the Potential Transaction, and who have been informed of the terms of this Agreement, (b) not to use, and to cause its Representatives not to use, Proprietary Information for any purpose other than in connection with the evaluation or the consummation of the Potential Transaction and (c) except as required by Law, not to disclose to any person (other than those of the Receiving Party’s Representatives who are actively and directly participating in the evaluation of the Potential Transaction) any information about the Potential Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto, the status or termination thereof, the fact that Proprietary Information has been made available to the Receiving Party or its Representatives or the existence or terms and conditions of this Agreement. Each Receiving Party agrees that any use or disclosure of any Proprietary Information or any other information concerning the Disclosing Party or the Potential Transaction by any of such Receiving Party’s Representatives in a manner inconsistent with this Agreement shall constitute a breach of this Agreement by such Receiving Party. For purposes of this Agreement, with respect to Parent, the term “Representatives” shall include Parent’s potential financing sources and their respective directors, officers, employees, attorneys, accountants, consultants and other agents or advisors.

In the event that a Receiving Party or any of its Representatives is requested or legally compelled, pursuant to a subpoena, civil investigative demand, regulatory demand or similar process, to disclose any Proprietary Information or any other information concerning the Disclosing Party or the Potential Transaction, each Party agrees that such Receiving Party will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. In any such event, the Receiving Party will use its reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment and shall furnish only that portion of the Proprietary Information which the Receiving Party is advised by counsel is legally required. If the Receiving Party or any of its Representatives is required to disclose Proprietary Information as a matter of Law, the Receiving Party may disclose only that part of the Proprietary Information as is required by Law to be disclosed (in which case, prior to such disclosure, the Receiving Party will, to the extent practicable, advise and consult with the Disclosing Party and its counsel as to such disclosure and the nature and wording of such disclosure), and, to the extent practical in the circumstances, the Receiving Party will use its reasonable best efforts to obtain confidential treatment for any Proprietary Information so disclosed.

To the extent that any Proprietary Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Proprietary Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege and stamped and identified as such shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Nothing in this Agreement obligates any Party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

Each Receiving Party acknowledges that the Proprietary Information is and at all times remains the sole and exclusive property of the Disclosing Party, and the Disclosing Party has the exclusive right, title and interest to its Proprietary Information. No right or license, by implication or otherwise, is granted by the Disclosing Party as a result of disclosure of Proprietary Information under this Agreement.

Each Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives make any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and each Receiving Party agrees that none of such persons shall have any liability to the Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by the Receiving Party or its Representatives or for any errors therein or omissions therefrom. Each Receiving Party also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information and that the Receiving Party shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to the Receiving Party in the definitive agreement relating to the Potential Transaction, if any, subject to the terms and conditions of such agreement. Each Party agrees that unless and until a definitive agreement regarding the Potential Transaction has been executed, neither Party nor any of their respective Representatives shall be under any obligation to the other Party with respect to the Potential Transaction by virtue of this Agreement or otherwise, except for the matters specifically agreed to herein.

If either Party hereto determines that it does not wish to proceed with the Potential Transaction, it will promptly advise the other Party of that decision in writing (the “Termination Notice”). In such case, the Receiving Party will promptly, upon written request by the Disclosing Party, destroy all copies of Proprietary Information, including Evaluation Material, in the Receiving Party’s possession or in the possession of any of the Receiving Party’s Representatives; provided, however, that the Receiving Party shall return all copies of Proprietary Information, other than Evaluation Material, in its possession or in the possession of any of its Representatives to the Disclosing Party if the Disclosing Party so requests, in writing, within thirty (30) days after receiving or delivering a Termination Notice; and provided further, however, that the Receiving Party and its Representatives may keep, for record keeping purposes only, one copy of the Evaluation Material (subject, in all events to the use and confidentiality restrictions set forth in this Agreement). Each Party agrees that, upon written request of a Disclosing Party, an officer of the Receiving Party will certify to compliance with this paragraph; and further provided that the Receiving Party may keep such copies of such Proprietary Information as is necessary for the Receiving Party to comply with applicable Law. Notwithstanding the return or destruction of the Proprietary Information, each Receiving Party and each of its Representatives will continue to be bound by its obligations hereunder for a period of two (2) years from the date of any Termination Notice. In the event that no Termination Notice is delivered, then this Agreement shall automatically terminate two (2) years after the date hereof.

Each Receiving Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Each Receiving Party hereby confirms that it, and its Representatives, will take any action necessary to prevent the use of any information about the Disclosing Party in a way which might violate any antitrust or other applicable Law.

It is understood that the covenants of this Agreement and the Proprietary Information disclosed are special, unique and of extraordinary character. Each Disclosing Party may be irreparably harmed by a breach of this Agreement by the Receiving Party or its Representatives, and the use of the Proprietary Information for the business purposes of any person other than the Disclosing Party may enable such person to compete unfairly with the Disclosing Party. Without prejudice to the rights and remedies otherwise available to each of the Parties, each Party shall be entitled to seek equitable relief by way of injunction or otherwise if the other Party or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement. It is further understood and agreed that no failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Each Party agrees that if the Receiving Party becomes aware of any disclosure of Proprietary Information of the Disclosing Party in violation of the terms hereof, the Receiving Party will promptly notify the Disclosing Party and will reasonably cooperate in any attempt by the Disclosing Party to obtain any remedy or relief relative thereto.

This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of choice or conflict of laws. This Agreement shall not be assigned by operation of Law or otherwise.

This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The Parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

This Agreement contains the entire agreement between the Parties concerning the subject matter hereof, and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon the Parties, unless approved in a writing signed by each of the Parties. This Agreement may be executed in counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

Please acknowledge your agreement to the foregoing by countersigning this Agreement in the space provided below and returning to the undersigned a fully executed original copy of this Agreement.

SEAWELL LIMITED

By:	/s/ Jorgen P. Rasmussen
Name:	Jorgen P. Rasmussen
Title:	Executive Chairman

Accepted and Agreed
as of the date first written
above:

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Munawar H. Hidayatallah
Name:	Munawar H. Hidayatallah
Title:	Chairman and CEO

June 30, 2010

CONFIDENTIAL

Seawell Limited

14-Par-la-Ville Road

Hamilton HMGX

Bermuda

Registration No. 40612

Attention:	Jorgen Rasmussen, Executive Chairman

Re:	Amendment to Confidentiality Agreement dated as of June 23, 2010.

Gentlemen:

Reference is made hereby to the Confidentiality Agreement dated as of June 23, 2010 (the “Agreement”) by and between Allis-Chalmers Energy Inc. (“Allis-Chalmers”) and Seawell Limited (“Seawell” and together with Allis-Chalmers, the “Parties”). This letter shall serve to evidence the agreement of the Parties to amend the Agreement, as of the date first set forth above, to insert the following two paragraphs at the end of the Agreement.

“Each Party represents and warrants that as of the date hereof, neither it nor any of its subsidiaries beneficially owns any securities of the other Party. Each Party agrees that, until the earlier of (x) one year from the date of this Agreement and (y) the date on which a Fundamental Change Event (as defined below) with respect to the other Party occurs, neither it nor any of its affiliates will engage in any of the following actions, unless and until such action shall hereafter have been specifically invited by the board of directors (or similar managing body) of the other Party: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, securities convertible into voting securities or any direct or indirect rights to acquire any voting securities of the other Party or any subsidiary thereof or any assets of the other Party or any subsidiary or division thereof, (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the United States Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other Party, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving the other Party or any of its subsidiaries or their securities or assets, (iv) form, join or in any way participate in a “group” (as defined in Section 13(4)(3) of the Securities Exchange Act of 1934, as amended, and regulations thereunder) in connection with any voting securities of the other Party, (v) otherwise act, alone or in concert with others, to seek to control or influence the Board of Directors of the other Party, (vi) make any request or proposal to amend, waive or terminate any provision of this paragraph if such action would reasonably be likely to require public disclosure or (vii) directly or indirectly publicly announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions

Seawell Limited

June 30, 2010

restricted or prohibited under clauses (i) through (vi) of this paragraph, or take any action that is reasonable likely to result in the other Party or any of its affiliates having to make a public announcement regarding any of the matters referred to in clauses (i) through (vi) of this paragraph. For purposes of this Agreement, a “Fundamental Change Event” means, with respect to a Party, (i) any third party commencing, or publicly announcing its intention to commence, a tender or exchange offer which, if consummated, would give such third party ownership of 50% or more of the outstanding voting securities of such Party; (ii) such Party or any of its subsidiaries entering into a binding definitive agreement with a third party to effect (x) a merger or other business combination or transaction pursuant to which, if consummated, the outstanding shares of common stock of such Party immediately prior to such merger or other business combination or transaction would represent less than 50% of the outstanding voting power of such Party or the resulting entity immediately following such merger or other business combination or transaction or (y) a sale of all or substantially all of the assets of such Party and its subsidiaries on a consolidated basis; (iii) any third party publicly announcing its intention to make a proposal providing for a merger, consolidation, dissolution, recapitalization or other business combination involving such Party or any of its subsidiaries (or such Party shall have made a public announcement with respect to its receipt of such a proposal); (iv) such Party commencing any voluntary case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors or (y) seeking appointment of a receiver, trustee, assignee, custodian, conservator or other similar official for it or for all or any substantial portion of its assets; or (v) the commencement against such Party of any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors or (y) seeking appointment of a receiver, trustee, assignee, custodian, conservator or other similar official for it or for all or any substantial portion of its assets that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; provided, that for purposes of this sentence, the term “Party” shall mean Allis-Chalmers or Seawell, as the case may be, and shall not include any subsidiary of such person. Notwithstanding anything in this Agreement to the contrary, for purposes of this paragraph neither Seadrill Ltd nor any of its affiliates (other than Seawell, its subsidiaries and any affiliate of Seadrill Ltd who is an officer or director of Seawell or any of its subsidiaries and is acting in such capacity) shall constitute an affiliate of Seawell.

To induce the Parties to proceed with their evaluation of a Potential Transaction, the Parties agree that during the Exclusivity Period described below, they will not, directly or indirectly, conduct any negotiations with, or solicit any offers from, any third party for the acquisition of any of their respective outstanding capital stock, the acquisition of any material portion of their respective assets or properties, or for the merger or consolidation of either of them or their respective subsidiaries; provided, however that the foregoing shall not restrict Seawell from conducting any such negotiations with, or soliciting any such offers from, Seadrill Ltd or any of its affiliates. The “Exclusivity Period” shall be the period beginning on the date of execution of this Agreement by the Parties and ending on the earlier of (i) the execution of a definitive agreement regarding the Potential Transaction and (ii) August 3, 2010. The Parties hereby acknowledge and agree that (x) Allis-Chalmers is in negotiations to purchase all of the outstanding capital stock of American Well Control, Inc., (y) Seawell is pursuing an acquisition of Rig Inspection Services and (z) Seawell is negotiating a joint venture with IKM Elektro AS, and none of such transactions shall be subject to the prohibitions of this paragraph.

Except as expressly provided herein, the Agreement shall remain in full force and effect.

This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

Seawell Limited

June 30, 2010

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein.

(Remainder of page left intentionally blank)

Very truly yours,

Allis-Chalmers Energy Inc.

/s/ Munawar H. Hidayatallah
Munawar H. Hidayatallah
Chief Executive Officer and Chairman

Agreed to this day of July 2010:

Seawell Limited

By:	/s/ Jorgen P. Rasmussen
Name:	Jorgen P. Rasmsussun
Title:	Executive Chairman

Seadrill Limited

By:	/s/ Alf Thorkildsen
Name:	Alf Thorkildsen
Title:

Seawell Limited

14-Par-la-Ville Road

Hamilton HMGX

Bermuda

Registration No. 40612

August 3, 2010

CONFIDENTIAL

Allis-Chalmers Energy Inc.

5075 Westheimer, Suite 890

Houston, Texas 77056

Attention: Munawar H. Hidayatallah, Chief Executive Officer and Chairman

Re:	Amendment to Confidentiality Agreement dated as of June 23, 2010, as amended.

Gentlemen:

Reference is made hereby to the Confidentiality Agreement dated as of June 23, 2010, as amended as of June 30, 2010 (the “Agreement”), by and between Allis-Chalmers Energy Inc. (“Allis-Chalmers”) and Seawell Limited (“Seawell” and together with Allis-Chalmers, the “Parties”). This letter shall serve to evidence the agreement of the Parties to amend the Agreement, as of the date first set forth above, as follows: the reference to “August 3, 2010” in the last paragraph of the Agreement is hereby amended to read “August 10, 2010”.

Except as expressly provided herein, the Agreement shall remain in full force and effect. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein.

(Remainder of page left intentionally blank)

Very truly yours,

Seawell Limited

/s/ Jorgen Rasmussen
Jorgen Rasmussen
Chairman

Agreed to this day of August 2010:

Allis-Chalmers Energy Inc.

By:	/s/ Munawar H. Hidayatallah
Munawar H. Hidayatallah
Chief Executive Officer and Chairman